INVESTOR PRESENTATION

MARCH 2022


Arbors at Maitland Summit | Orlando, FL


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Operating Platform and Innovation


Vitruvian West | Addison, TX

UDR, Inc. (NYSE: UDR) has a demonstrated history of successfully managing, buying, selling, developing and redeveloping attractive multifamily real estate communities in top-tier U.S. markets.

- S&P 500 Company
- ~$24.8 Billion Enterprise Value as of February 28, 2022
- 2022 Annualized Dividend of $1.52 per share; ~2.8% yield as of February 28, 2022

Joe Fisher, *Chief Financial Officer* | 720.283.6139
Trent Trujillo, *Investor Relations* | 720.283.6135

UDR, INC. | UDR.COM

TABLE OF CONTENTS



KEY MESSAGES AND UPDATES	PAGE
UDR At a Glance	3
Recent Updates	4-5
REASONS TO INVEST IN UDR	
UDR Value Proposition	6
Operating Competitive Advantages	7
Operating Platform and Innovation	8-9
Accretive Capital Allocation	10-12
Diversified Portfolio Composition	13
Market/Resident Attributes	14-15
Strong, Liquid Balance Sheet	16
Innovative Culture and ESG Leadership	17-18
APPENDIX	
The Case for Apartment REITs	20
Apartment Demographics and Fundamentals	21-22

Essex Luxe | Orlando, FL

UDR AT A GLANCE[1]

UDR is a multifamily REIT that owns, operates, develops and redevelops a diversified portfolio of apartment homes across top-tier U.S. markets. Founded in 1972, UDR is an S&P 500 company that consistently generates **strong total shareholder return ("TSR")** through **innovation, best-in-class operations and disciplined capital allocation across a wide range of opportunities**. UDR's strategy is founded on diversification, which creates opportunity. Coupling a diversified portfolio across markets, price points, and product types with our best-in-class operations delivers a **full-cycle investment** that generates both growth and stability.

UDR is a $24.8 billion[2] company with a highly diverse portfolio spread across 21 coastal and sunbelt markets.



> 5.0% of Total NOI
2.5%-5.0% of Total NOI
< 2.5% of Total NOI
Seattle
Portland
San Francisco Bay Area
Monterey Peninsula
Los Angeles
Inland Empire
Orange County
San Diego
Denver
Dallas
Austin
Nashville
Metro Washington, D.C.
Richmond
Philadelphia
Baltimore
Boston
New York
Orlando
Tampa
West Palm Beach

Our 57,483 apartment homes are well diversified by price point[3] and location within markets, and are occupied by households earning, on average, 150% of their respective MSA's median income.



A-Quality
B-Quality
Urban
Suburban
57%
43%
69%
31%

Best-in-class, innovative operations have powered outsized historical Same-Store NOI growth.



SAME-STORE NOI GROWTH CAGR
UDR
Peer Median
5%
4%
3%
2%
1%
0%
1.0%
0.5%
4.1%
3.8%
2.8%
2.1%
5-Year
10-Year
20-Year

UDR's strong value proposition has driven robust relative TSR and consistent return of capital over time.



TSR CAGR
UDR
NAREIT Apt. Index
15%
14%
13%
12%
11%
14.2%
13.5%
12.9%
12.2%
12.8%
12.1%
5-Year
10-Year
20-Year

197 Consecutive Quarters Paying a Dividend	Dividend Yield[2]: 2.8%

(1) As of December 31, 2021, except otherwise noted.
(2) Enterprise Value and Dividend Yield as of February 28, 2022. Dividend Yield is based on UDR's 2022 annualized dividend of $1.52 per share.
(3) A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.
Source: Company and peer documents, Nareit.

RECENT UPDATES

UDR's 1Q 2022 leasing trends have remained unseasonably strong. Below are key considerations for the quarter and FY2022:

- **1Q22 blended lease rate growth expected to accelerate during the quarter and average 14%.**
  - 1Q trends point to upside to FY22 blended lease rate growth guidance of 6.5% to 7.5% if market strength continues.
  - 1Q YOY cash SSREV growth trending above initial expectations and likely to be 10.0%-10.5%.
  - All UDR markets had positive YOY effective rent growth during January and February with minimal concessions offered.
- YTD market rent growth is strong vs. historical norms and **low-double-digit loss-to-lease** supports pricing power in 2022-2023 (P.13).
- Weighted avg. January and February 2022 physical **occupancy of 97.4% and 97.2%**, respectively, remain above historical norms.
- $2.7 billion of 2019-2021 third party **acquisitions continue to outperform; weighted avg. yield expansion of 50bps to ~5%** (P.5).
- Operating Platform innovations: **$20M+ NOI initiatives identified** over next 12-24 months; **$100M+ NOI opportunity** over time (P.7-9).

SAME-STORE YOY EFFECTIVE BLENDED LEASE RATE GROWTH(1)(2)


14%
16%
12%
8%
4%
0%
(4)%
(8)%
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sept
Oct
Nov
Dec
Jan
Feb
Mar
2021
2022

SAME-STORE WEIGHTED AVERAGE PHYSICAL OCCUPANCY(1)


2022
2021
2020
97.2%
98%
98%
97%
97%
96%
96%
95%
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sept
Oct
Nov
Dec

Additional FFOA Considerations:

- Development: ~$0.02 (or 1%) expected drag on FY22 FFOA/sh as 4 projects (~$355M total budgeted cost) deliver and begin initial lease-up; **6.5% weighted avg. stabilized yield** benefits future growth by **~$23M NOI or $0.05-$0.06/sh**, or $580-$660M value creation.(3)
- $2.7B of Maturing Acquisitions: clear **path to >6% stabilized yields** from core operations, Platform & Innovation, ROI CapEx, and loss-to-lease (P.12)
- DCP: recent acquisitions (Brio, Essex Luxe) demonstrate optionality; upcoming maturities a potential near-term headwind to earnings.
- Balance Sheet: **minimal refinancing risk:** (1) <6% of debt is floating rate; (2) only 5% of consolidated debt matures through 2025; (3) sector-leading 2.8% weighted average interest rate (P.16)

(1) Metrics shown here are for the Company's same-store portfolio and are as of February 28, 2022, unless otherwise indicated.
(2) The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth. Definitions can be found in the Definitions and Reconciliations addendum.
(3) Calculated based on an applied cap rate range of 3.5%-4.0%.
Source: Company documents.

RECENT UPDATES

Irrespective of market rent growth, UDR's future operating initiatives (continued innovation builds on our NextGen Operating Platform) and recent acquisitions continue to drive accretion and long-term value creation.

INCREMENTAL NOI FROM OPERATING PLATFORM INITIATIVES



Realized and Est. Incremental NOI ($M)
$120
$100
$80
$60
$40
$20
$0
Additional $5M est. by YE 2022
~$15M at YE 2021
$100M+ est. total max potential
$20M+ est.
$80M+ max incremental
Platform 1.0
Innovation 2.0 (Near-Term)
Innovation 2.0 (Long-Term)

ACQUISITIONS/EXTERNAL GROWTH[1]



2019/2020
2021
3rd Party Acquisitions ($B)
$1.6
$1.4
$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
$1.2
$1.5
Weighted average yield expansion of 50bps to ~5%.

NextGen Operating Platform 1.0 (self-service) and Innovation 2.0 (data):

- New near-term initiatives expected to generate **$20M+ in NOI** over the next 12-24 months; max potential of **$100M+ incremental NOI over time.**
- **UDR's controllable operating margin is 250bps above what would be expected for a company with our average rent** (P.9).
- 3-year controllable operating expense ("COE") growth CAGR ~125bps below that of peers and ~190bps below typical inflation (P.9).

Acquisitions/External Growth:

- 2019 to 2021 external growth activities have resulted in an approximate **4% benefit to our run rate earnings** and **improved balance sheet metrics.**
- Weighted average yield on ~$1.2 billion[1] of 2019 and 2020 acquisitions has increased by ~90bps to 5.65% (P.12).
  - **Realized**: ~$10.5M run-rate NOI, or $260-$300M value creation[2]
  - **Future**: ~$7.5M potential additional run-rate NOI, or $185-$210M value creation, when factoring in ~60bp benefit from current loss-to-lease[2]
- $1.5 billion[1] of 2021 acquisitions trending ahead of original year-1 NOI underwriting by ~20bps to 4.75%.
  - **Realized**: ~$3.0M incremental run-rate NOI, or $75-$85M value creation[2]
  - **Future**: ~$12.0M potential additional run-rate NOI, or $300-$350M value creation, when factoring in ~80bp benefit from current loss-to-lease[2]

(1) Amounts exclude acquisitions from Joint Ventures (including UDR's DCP portfolio and the UDR/MetLife JV) and include secured debt assumed at the time of acquisition, where applicable.
(2) Calculated based on an applied cap rate range of 3.5%-4.0%.
Source: Company and peer documents.

UDR VALUE PROPOSITION

UDR's Value Proposition = continuous innovation + durable/repeatable operating and capital allocation competitive advantages versus peers → **robust relative results across primary valuation metrics and long-term TSR outperformance.**

Durable/Repeatable Competitive Advantages

NextGen Operating Platform and Innovation

- Built on self-service
- Expands margins and controls expense growth
- $100M+ potential NOI opportunity; $40M captured/identified

Repeatable Investment Upside

- Unique value creators boost external growth yields (P.12)
- Target 10-15% NOI growth above market over first 3 years; highly successful over time

Differentiated Market Selection

- Predictive analytics and qualitative analyses help to identify investment/divestment markets
- Models identified Tampa, Dallas, Baltimore, and Philadelphia prior to recent outsized rent increases

Better Results Than Peers

AVERAGE ANNUAL OUTPERFORMANCE VS. PEER MEDIAN[1] (BPS)


Last 10 Years
Since 2013
160
140
120
100
80
60
40
20
0
30
150
10
90
Above Peer-Average FFOA/sh[3] Growth in 7 of last 9 years.
SS NOI Growth
FFOA/sh
Div/sh
NAV/sh

Long-Term TSR Outperformance

FREQUENCY THAT UDR'S ROLLING 3-YEAR ANNUALIZED TSR[2] OUTPERFORMS INDEX


Last 5 Years
Last 10 Years
100%
90%
80%
70%
60%
50%
82%
92%
69%
72%
Over the last 5 years, UDR's rolling 3-year annualized TSR outperformed the NAREIT Apartment and Equity Indices more than 82% and 92% of the time, respectively.
UDR vs. NAREIT Apt. Index
UDR vs. NAREIT Equity Index
UDR vs. NAREIT Apt. Index
UDR vs. NAREIT Equity Index

(1) Actual results through 2021 for UDR and peers. 2013 coincides with UDR's initial publicly disseminated 3-year strategic plan.
(2) Data through December 31, 2021.
(3) Funds from Operations as Adjusted ("FFOA") is defined as Funds From Operations ("FFO") excluding the impact of non-comparable items including, but not limited to, acquisition-related costs, prepayment costs / benefits associated with early debt retirement, gains and losses on sales of real estate, and other costs. A comprehensive definition of FFOA and a reconciliation from net income attributable to common stockholders to FFOA is provided in the "Definitions and Reconciliations" section of UDR's quarterly Supplemental Financial Information.
Source: Company documents.

OPERATING COMPETITIVE ADVANTAGES

UDR's operating prowess is key to our value proposition. Our strong operating abilities have repeatably generated long-term outperformance versus peers. As we continue to innovate in 2022 and beyond, we intend to expand our operational advantage.

Operating Competitive Advantages

NextGen Operating Platform and Innovation

- New way of doing business in multifamily industry
- Built on self-service; Improving the resident experience
- Allows UDR to "right-size" site-level staff
- New technologies & data science drive revenue and expense upside
- Expanded benefit when communities are proximate
- $20M+ near-term upside from Innovation 2.0 ($100M+ potential)

Estimated Platform Contribution to Current/Future Earnings ($M)


Platform 1.0
Innovation (Near-Term)
150-200bps in controllable margin expansion
$40
$30
$20
$10
$0
Total: $15
Total: $20
Incremental: $5
Total: $40
Incremental: $20
Realized To-Date
By YE 2022
Next 12-24 Months

Legacy and Recent Operating Initiatives

- Monetize real estate in new ways
- Continue to "pick up the pennies"
- Employ best practices in each market
- Expand margin


Common Area Rentals
Short-Term Furnished Rentals
Suburban Parking
And Others

- **$32M** in NOI since 2014
- **$800-$915M** in est. shareholder value creation[1,2]

Core Operations

- More surgical approach to pricing homes
- Pricing homes more efficiently based on data
- Consistently arbitraging rate growth versus occupancy
- Maximize revenue growth
- Minimize controllable expense growth through early adoption, and industry leading utilization, of technology

Expand Margin: UDR's average SS NOI growth without margin-enhancing initiatives is similar to peer median growth with initiatives.

UDR vs. Peer Median[3] SS NOI Growth (2014-2021)


Peer Median
UDR
3.0%
2.0%
1.0%
60bps average annual additional NOI growth from UDR initiatives
2.4%
2.9%
2.3%

(1) Time period is reflective of UDR's implementation of initiatives affiliated with its initial publicly disseminated strategic plan.
(2) Calculated based on an applied cap rate range of 3.5%-4.0%.
(3) Peer group includes AIRC (AIV prior to 2021), AVB, CPT, EQR, ESS and MAA; 2Q 2020 through 4Q 2021 UDR same-store NOI results have been adjusted where appropriate to reflect concessions on a straightline basis for peer comparability.
Source: Company and peer documents.

INNOVATION 2.0 – FUTURE OPERATING INITIATIVES

Our NextGen Operating Platform 1.0 was successful in generating ~$15-$20 million of incremental NOI. **We expect Innovation 2.0, which utilizes "big data" to drive decisions, outcomes, and further upside, to build on Platform and be much more impactful.**

Max Potential Opportunity:

$100M+ on current portfolio

Identified Initiative Upside:

~$20M over next 12-24 months (**~$5M** in 2022 guidance)

Improving Resident Experience



- Use big data to improve resident experience (350K UDR touchpoints over past 8 years)
- Change negative outcomes (i.e., turnover) to positive outcomes (i.e., retention) through predictive analytics
- Use higher retention to (1) reduce days vacant, (2) optimize pricing, (3) reduce controllable expense, and (4) increase our resident wallet share

= Operating Margin Expansion and NOI Upside

Reducing Vacant Days



- Process optimization
- Increase unit profitability
- Reduce turnover costs
- Maximize rate growth through higher retention
- **Each day reduction = +$2M NOI**

Pricing Engine Optimization



- Higher retention / less availability = higher rate growth
- Optimize linkage between sales, pricing and field to turn "shoppers" into "buyers"
- Create sense of urgency with demand-based pricing

Reducing Controllable Expenses


QUALITY
EFFICIENCY
COST

- Leverage scale and AI to improve processes
- Outsource additional costs to better match demand curve
- Operate more communities with no on-site staff

Resident Wallet



- Cross-sell high-demand amenities to realize a bigger share of resident wallet

OPERATING PLATFORM 1.0 ACCOMPLISHMENTS

Platform 1.0 revolutionized how we conduct business with current and prospective residents through a self-service model. It has:

1. **Improved resident satisfaction by 25%,**[(1)]
2. Produced the **$15-$20M NOI upside** underwritten in mid-2018,
3. Enhanced staffing efficiency by **increasing the average number of apartment homes managed per employee by ~40% to 44**[(2)] through self-service and podding (~70% of UDR communities are located within 5 miles of another UDR property), and
4. Widened our **controllable operating margin advantage versus peers to 250bps** above what would be expected for a company with our average rent (see chart below). Our 2021 fully-loaded operating margin (i.e., including management fees and gross G&A) of 61.4% compares well versus the public peer average (59.4%) and **UDR "wins" on this metric across 12 of our 14 primary markets.**

Foundational Technologies



Customer Self-Service


TOUR ON YOUR TIME

Data Science



Site-Level Efficiencies



Increased Profitability Versus Peers

TTM SS Controllable Operating Expense (COE) Growth


UDR Actual
Inflationary at 2.5%
Peer Average
UDR's COE growth since 2Q18 is well below peers and typical inflationary growth of 2.5% annually.
109
107
102
99
101
103
105
107
109
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21
2Q21
3Q21
4Q21

Driving Controllable Operating Margin Expansion

Controllable Operating Margin vs. Avg. Monthly Rent[(3)]
(TTM through 4Q 2021)


TTM Controllable Operating Margin
84%
83%
82%
81%
80%
79%
78%
77%
UDR's controllable operating margin is ~250bps above the best fit line and ~300bps above the peer average.
Peer Avg.
Equates to ~$25M in higher annualized NOI.
$1,300
$1,500
$1,700
$1,900
$2,100
$2,300
$2,500
$2,700
Average Monthly Rent Per Apartment Home

(1) As measured by Net Promoter Scores, which range from -100 to +100. Negative scores indicate a need for improvement. Scores ranging from 0-30 are considered "Good." Scores above 30 are considered "Great." As of December 31, 2021, UDR's NPS score was above 30.
(2) Data through December 31, 2021. Average units managed per employee includes corporate employees in the denominator.
(3) Based on disclosures across the peer group, Average Monthly Rent is defined as average monthly rental rates for AVB, CPT, EQR, ESS, and MAA and is defined as average monthly revenue per occupied home for AIRC and UDR.
Source: Company and peer documents.

ACCRETIVE CAPITAL ALLOCATION

UDR has a strong track record of adhering to cost of capital signals from the public market. This discipline, combined with our expansive suite of investment options and extensive set of external growth value creation drivers, has driven robust returns for stakeholders over time.

UDR'S CAPITAL ALLOCATION THROUGHOUT THE APARTMENT CYCLE ($M)


UDR Prem./(Disc.) to NAV (lhs)
Net Acquisitions (rhs)
40%
30%
20%
10%
0%
(10)%
(20)%
(30)%
(40)%
$2,000
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
($2,000)
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Issue equity at a premium to NAV and grow when appropriate
Sell assets to fund growth and execute share repurchases when equity trades at a discount to NAV

UDR'S CAPITAL SOURCES


Cost
Not Attractive
Attractive
Source in Size
Yes
No
Common Equity
Asset Dispositions
Unsecured Debt
Secured Debt
JV Capital
LOC
Preferred Equity
Commercial Paper

UDR'S CAPITAL USES


Risk-Adjusted Return
Low
High
Investment Opportunity
Large
Small
Acquisitions
Development
DCP
Redevelopment
Stock Buybacks
NOI-Enhancing Cap Ex
Operating Platform

Source: Company documents, FactSet, and S&P Global Market Intelligence.

ACCRETIVE CAPITAL ALLOCATION

Our willingness and ability to **pivot toward investment opportunities that generate the highest risk-adjusted IRRs** and **the greatest earnings/NAV accretion** is central to UDR's capital allocation strategy. We have a full suite of options including:

ACQUISITIONS



Station on Silver | Herndon, VA (Washington, DC MSA)

- Target 10%-15% NOI growth above market.
- Acquired 26 third-party operating communities for $2.7 billion since 2019.
- ~90bps weighted average yield expansion on $1.2 billion third-party acquisitions in 2019-2020.

DEVELOPMENT



Vitruvian West | Addison, TX (Dallas MSA)

- $502 million active construction pipeline (~77% funded as of 4Q21) with a weighted average projected stabilized yield of 6.5%
- Planned developments with proximity/Platform benefits across a diverse set of markets.

REDEVELOPMENT



10 Hanover Square Lobby | New York, NY

- Addition of more than 200 units in progress or identified, with targeted mid-teens IRRs.
- Recent unit addition projects: 43 units, $19 million
- Recent unit redevelopment projects: ~350 units, $29 million

DEVELOPER CAPITAL PROGRAM



Essex Luxe | Orlando, FL

- Opportunistically provide capital to third-party developers at low-double-digit IRRs and with future optionality (UDR acquired ~50% of completed deals).
- Current DCP book is ~$293 million of committed capital to 11 projects (~82% funded).

NOI-ENHANCING INVESTMENT



Tierra Del Rey Bathroom Remodel | L.A., CA

- $45-$55 million average annual portfolio-wide spend at low-teens IRRs to freshen up communities through amenity, kitchen & bath, and other upgrades.

OPERATING PLATFORM


ACCOUNT
SNAPSHOT

Virtual Tours | SmartHome Technology Package

- ~$35 million spend in 2019-2021 on Operating Platform enhancements and ~$50 million on SmartHome technologies.

Source: Company documents.

REPEATABLE VALUE CREATION

Historical acquisitions best exhibit the outsized growth and value creation our competitive advantages can provide. We believe we can grow NOI at acquired properties by 10%-15% above market growth over the first three years of ownership. **In 2019 and 2020, we acquired ~$1.2 billion of communities from third-party sellers[1] and have expanded the weighted average yield of these assets by ~90bps to 5.65%.** We believe this enduring competitive advantage is repeatable and scalable.

2019-2020 Third-Party Acquisitions: Drivers of Yield Expansion


6.25%
6.00%
5.75%
5.50%
5.25%
5.00%
4.75%
4.50%
4.25%
~$10.5 million of incremental annual run-rate NOI or $260-$300 million in shareholder value created.(2)
4.75%
0.45%
0.15%
0.20%
0.10%
~6.25% Yield Including Loss-to-Lease
5.65% Current Yield
UDR Wtd. Avg. Acq. Yield
Core Operating Acumen, Initiatives, Platform & Innovation
Renovation and Cap Ex
Market/Submarket Selection
UDR Portfolio Market Rent Growth/(Decline)(3)
UDR Yield (Current)
Operations
Portfolio Strategy

- **Core operating acumen and Platform & Innovation initiatives** including revenue maximization strategies, parking optimization, view premiums, short-term furnished rentals, personnel optimization, SmartHome installations, and self-service integration.
- **Renovation and CapEx investment** for unit interior renovations (K&B) and common area upgrades.

(1) Amount excludes communities acquired through UDR's Developer Capital Program.
(2) Calculated based on an applied cap rate range of 3.5%-4.0%.
(3) Based on market rent growth according to Axiometrics data through January 2022.
Source: Company documents.

DIVERSIFIED PORTFOLIO COMPOSITION

Our diversified portfolio 1) is a differentiating factor versus peers, 2) appeals to a wide renter and investor audience, 3) provides for more markets to invest in / overlay our operating platform onto and 4) lessens volatility in long-term same-store growth.

UDR's portfolio spans 21 markets (~40% East Coast, ~35% West Coast, and ~25% Sunbelt) with more price points that cater to a wide variety of renters.



Portfolio-Wide Rental Rate Differential(1,2)
80%
70%
60%
50%
40%
30%
20%
More Diversified
Less Diversified
35%
45%
55%
65%
75%
85%
95%
% of SS Revenue in Five Largest Markets(1)
UDR
Peers
Peer Avg.(1)

Desirable diversification by quality[3] and location within markets.



A-Quality
B-Quality
43%
57%
Coastal A
Coastal B
47%
53%
Sunbelt A
Sunbelt B
32%
68%
Urban
Suburban
31%
69%
Coastal Urban
Coastal Suburb
38%
62%
Sunbelt Urban
Sunbelt Suburb
8%
92%

YTD market rent growth of +2.4% is ~100bps stronger than typical.[4] Pricing power is robust across our various regions.



YOY Effective Blended Lease Rate Growth and Loss-to-Lease by Region(5)
YOY Blends
Loss-to-Lease
20%
15%
10%
5%
0%
Total
West Coast
East Coast
Sunbelt

(1) Data as of December 31, 2021. Comparative top-5 markets for peer REITs are defined similarly to UDR's market definitions.
(2) Rental rate differential equals the percentage difference between 1st and 3rd quartile rent levels across each REIT's portfolio.
(3) Quality and location charts are based on NOI. A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.
(4) "Typical" reflects pricing at similar points in the year between 2015 and 2019 for UDR's portfolio.
(5) Data as of February 28, 2022. Loss-to-lease represents the percentage difference between the average market rent and average gross potential rent and excludes the impact of regulatory constraints that may otherwise limit rent increases in certain regions.
Source: Company and peer documents and AxioMetrics.

MARKET / RESIDENT ATTRIBUTES[1]

UDR has a diversified and **high-quality resident base** across our markets. **Our residents' household income is on average 150% above the median income** across the MSAs in which we operate, with a tilt toward high- and medium-income jobs. Resident credit quality has remained consistent over time with average annual household income of $140K, which is 8% higher compared to pre-COVID, and an average rent-to-income ratio in the low-20% range.

UDR Same-Store Portfolio

Avg. Household Income ($000s):	$140
vs. MSA Median Income:	150%
% High-Income MSA Jobs:	↔

Seattle

Avg. Household Income ($000s):	$149
vs. MSA Median Income:	153%
% High-Income MSA Jobs:	↑

San Francisco Bay Area

Avg. Household Income ($000s):	$204
vs. MSA Median Income:	155%
% High-Income MSA Jobs:	↑

Orange County

Avg. Household Income ($000s):	$160
vs. MSA Median Income:	167%
% High-Income MSA Jobs:	↓



Boston

Avg. Household Income ($000s):	$174
vs. MSA Median Income:	179%
% High-Income MSA Jobs:	↔

New York City

Avg. Household Income ($000s):	$315
vs. MSA Median Income:	433%
% High-Income MSA Jobs:	↔

Metro Washington, D.C.

Avg. Household Income ($000s):	$118
vs. MSA Median Income:	108%
% High-Income MSA Jobs:	↑

Sunbelt Markets

Avg. Household Income ($000s):	$97
vs. MSA Median Income:	135%
% High-Income MSA Jobs:	↔

- Primary Coastal Markets
- Other Coastal Markets
- Sunbelt Markets

- ↑ >35% of Jobs
- ↔ >30% and <35% of Jobs
- ↓ <30% of Jobs

(1) Data as of February 2022. Resident Age, Household Income, and Household income versus MSA Median Income are based on UDR portfolio attributes. Analysis of job quality stratification (High-Income, Medium-Income, and Low-Income) reflects employment trends at the market level (or aggregated market level in the case of Sunbelt Markets) and are not necessarily reflective of UDR's resident profile. The intent of this analysis is to demonstrate the quality of potential residents based on the total addressable market. Jobs are classified by industries as defined by the Bureau of Labor Statistics category: Segmentation is done across Mining/Logging/Construction, Manufacturing, Trade/Transportation/Utilities, Information Services, Financial Services, Professional and Business Services, Education and Health Services, Leisure and Hospitality, Federal/State/Local Government, and Other Services.

Source: Company documents and Bureau of Labor Statistics.

RESIDENT ATTRIBUTES AND TRENDS

Our diversified portfolio across markets, product types, and price points appeals to a **wide variety of renters across various ages and other demographic traits**. While the Millennial generation has garnered headlines for potential changes in their housing preferences, our resident composition is balanced, thereby minimizing risk of exposure to specific cohorts.


Resident Age Distribution(1)
Average Resident Age: 34
Median Resident Age: 33
30%
25%
20%
15%
10%
5%
0%
18%
16%
23%
22%
17%
17%
18%
18%
24%
27%
Under 25
25-29
30-34
35-44
45+
Pre-COVID: Feb-20
Current


Residents Per Unit
2.5
2.0
1.5
1.0
2.1
1.7
Demand from de-coupling / household formation

Since implementing our Next Generation Operating Platform 1.0 in mid-2018, **our focus on resident satisfaction has driven a 560 basis point decrease in trailing-twelve-month ("TTM") turnover.** Move outs to buy or rent a single-family home have remained relatively consistent over time. Resident move outs to buy (12%) or rent (1%) a single-family home during the fourth quarter of 2021 totaled 13%, similar to historic norms.


Percent of Move Outs to Buy or Rent a Single-Family Home
14%
12%
10%
8%
6%
4%
2%
0%
50%
49%
48%
47%
46%
45%
44%
43%
TTM Resident Turnover
2Q 2018
3Q 2018
4Q 2018
1Q 2019
2Q 2019
3Q 2019
4Q 2019
1Q 2020
2Q 2020
3Q 2020
4Q 2020
1Q 2021
2Q 2021
3Q 2021
4Q 2021
Move Outs to Buy Home
Move Outs to Rent Home
TTM Resident Turnover Rate

(1) Distribution is based on residents who are signees on a lease.
Source: Company documents.

STRONG, LIQUID BALANCE SHEET

UDR's balance sheet is **safe, liquid, flexible**, and fully capable of supporting a wide variety of growth opportunities in size. We have improved our credit metrics, maturity profile, five-year liquidity outlook, and available LOC capacity. The efficient pricing these attributes provide serves as a competitive advantage versus the private market.

4Q 2021 UDR BALANCE SHEET STATS

Consolidated Debt-to-Enterprise Value[(1)]	21.9%	Safely Investment Grade rated
Consolidated Net Debt-to-EBITDAre	6.4x	
Consolidated Fixed Charge Coverage	5.2x	
% of NOI Unencumbered	88.4%	
Avg. Debt Duration (Years)[(2)]	7.7	Well laddered maturity schedule
% of Debt Maturing in Next 5 Years[(2)]	16.4%	
S&P Unsecured Rating	BBB+	Translates into efficient pricing
Moody's Unsecured Rating	Baa1	

LIQUIDITY AND SOURCES & USES OF CAPITAL

- ~$1.4 billion in available liquidity, including >$235 million in unsettled forward equity sale agreements
- Deep pipeline of opportunistic and value-add investments
- Uses of capital fully match-funded

WELL-LADDERED FORWARD DEBT MATURITY SCHEDULE ($M/WEIGHTED AVERAGE INTEREST RATE)

2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	Thereafter
$221	$1	$142	$175	$353	$653	$462	$492	$762	$761	$1,377
0.4%	3.8%	3.4%	3.7%	3.0%	2.4%	3.7%	3.9%	3.3%	2.9%	2.3%



$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Sector-Leading 2.8% Weighted Average Interest Rate
Only 5% of consolidated debt outstanding matures through 2025, excluding Commercial Paper,(2) Working Capital Facility, and principal amortization.
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
Thereafter
Unsecured Debt
Secured Debt
Line of Credit/Working Capital

(1) Consolidated debt-to-Enterprise Value is calculated using the Company's Enterprise Value as of February 28, 2022.
(2) 2022 maturities reflect $220.0 million of principal outstanding at an interest rate of 0.34%, an equivalent of LIBOR plus a spread of 23 basis points, on the Company's unsecured commercial paper program as of December 31, 2021. Under the terms of the program the Company may issue up to a maximum aggregate amount outstanding of $700.0 million. If the commercial paper was refinanced using the line of credit, the weighted average years to maturity would be 7.9 years both with and without extensions.

Source: Company documents.

INNOVATIVE CULTURE AND ESG LEADERSHIP

Reporting on our **ESG initiatives and successes has expanded and improved over the past three years.**

Corporate Responsibility

GRESB REAL ESTATE sector leader 2021 — Named #1 listed Residential performer and 2021 Global and Regional Sector Leader by GRESB after achieving a score of 86.

LOGICAL BUILDINGS — Awarded Smart Buildings Innovator of the Year in 2019, 2020, and 2021.

SUSTAINALYTICS — Classified "Low Risk" by Sustainalytics ESG Risk Rating Report; Improved Risk Rating score to 14, a 5-point decrease versus last year (one of only 2 Multifamily REITs that improved YOY).

Published 3rd annual ESG Report in compliance with GRI, SASB, and TCFD frameworks.

Committed to setting a science-based emissions reduction target through the Science-Based Targets Initiative (SBTi).

LEED — Issued two Green Bonds totaling $650M since 4Q19.

"E" – Transparent Environmental Stewardship Targets(1) and Commitment to Sustainable Building Operations

UDR has aligned with the 9 United Nations Sustainable Development Goals that we believe are most relevant to our industry.


3 GOOD HEALTH AND WELL-BEING
6 CLEAN WATER AND SANITATION
7 AFFORDABLE AND CLEAN ENERGY
8 DECENT WORK AND ECONOMIC GROWTH
9 INDUSTRY, INNOVATION AND INFRASTRUCTURE
10 REDUCED INEQUALITIES
11 SUSTAINABLE CITIES AND COMMUNITIES
12 RESPONSIBLE CONSUMPTION AND PRODUCTION
13 CLIMATE ACTION

(1) For additional details on UDR's targets, please refer to the Company's ESG website and its 3rd annual ESG Report.
Source: Company documents.

INNOVATIVE CULTURE AND ESG LEADERSHIP

UDR's **culture is innovative, empowering and rewards success**. Throughout the pandemic, UDR has proactively engaged with our associates and residents, supporting **UDR's near-maximum GRESB score in Social Responsibility**.

"S" – Social Responsibility: Associate Engagement and DEI(1)

- 81% of associates are engaged and 79% are enabled to do their job (800bps and 600bps, respectively, above the High-Performing Norm).
- ~90% of associates feel that people from diverse backgrounds can succeed at UDR.
- 84% of associates feel that UDR is innovative and has a strong performance culture.
- One-time bonuses, additional paid time-off, vacation buyouts, and associate assistance during the pandemic.
- Introduced more flexible work schedules.
- Established enhanced wellness benefits, including physical and mental health.

"S" – Social Responsibility: Resident Engagement and Satisfaction

- Established payment plans to accommodate those financially impacted by the pandemic.
- Provided resource assistance to residents, including guidance on obtaining rental assistance through available programs.
- Enhanced touchless technology and cleaning protocols for improved safety and engagement.
- ~50% increase in online reputation scores over the past five years.
- 25% increase in resident loyalty scores (NPS) since 2Q18.
- ~560bps reduction in TTM resident turnover vs. 2Q18.

"G" – Strong Corporate Governance

GRESB

- Near-maximum Corporate Governance score by GRESB (19 of 20 possible points).
- Robust framework with active engagement among: (1) our Board, (2) our stakeholders, (3) ISS, and (4) Glass Lewis.
- Enhanced Board diversity with 2021 appointment of Kevin Nickelberry and 2020 appointment of Diane Morefield.

(1) UDR associate engagement results are based on the Company's 2021 Associate Engagement Survey.
Source: Company documents.



Arbors at Maitland Summit | Orlando, FL

REITs have historically served as a strong inflation hedge and have direct exposure to primary drivers of the U.S. economy. **Apartment REIT TSR has outperformed that of other REITs and the broader market by a wide margin over the past 20 years.** This outperformance has been driven by 1) an ongoing shortage of U.S. housing, 2) better long-term NOI growth and lower cap ex than most other REIT sectors, 3) the sector's status as a necessary, non-discretionary expense, and 4) a higher propensity to rent from Millennials and Baby Boomers, the two largest U.S. population cohorts.

TOTAL SHAREHOLDER RETURN (INDEXED AT 100 IN JANUARY 2000)[(1)]


NAREIT Equity Apartments Index
NAREIT Equity Index
S&P 500
Apartment REITs have outperformed over time
1,405
12.8% Nareit Equity Apartments Index CAGR
11.5% Nareit Equity Index CAGR
8.7% S&P 500 CAGR
1,105
621
1,600
1,400
1,200
1,000
800
600
400
200
-
2000
2003
2006
2009
2012
2015
2018
2021

ROLLING 3-YEAR ANNUALIZED TSR[(1)]

63% of the time, the Nareit Equity Apartments Index has outperformed the Nareit Equity Index on a rolling 3-Year TSR basis.

91% YOY TSR correlation between the two datasets since 2000.


Apt. REIT Outperformance vs. Equity REITS
15%
10%
5%
0%
(5)%
(10)%
(15)%
5% Average Outperformance
4% Average Underperformance
2000
2003
2006
2009
2012
2015
2018
2021

(1) Data through December 31, 2021.
Source: Nareit and Factset.

APARTMENT DEMOGRAPHICS AND FUNDAMENTALS

Long-term demographics remain strong for apartments. Domestically born cohorts aged 19 years and under are, on average, 605K people larger than the primary renter cohort aged 20-34 years. An expected **improvement in immigration policies should support growth in the foreign-born population**, which generally has an elevated propensity to rent. Pairing these two factors bodes well for future apartment rental demand. Since 2010, approximately 28% fewer total housing units have been produced than total household formations over the same period.

U.S. POPULATION BY AGE COHORT (MILLIONS)



Domestically Born
Foreign Born
25
20
15
10
5
0
Future renter cohort
Primary renter cohort
Increasingly important renter cohort
Age: 5-9
10-14
15-19
20-24
25-29
30-34
35-39
40-44
45-49
50-54
55-59
60-64

The primary renter cohort (aged 20-34) is sizeable, providing a solid current renter base. The domestically born future renter cohort is slightly larger in size, supporting a strong long-term trend for renter growth. Whether the "population wave" continues is dependent on the intensity of foreign-born growth as younger cohorts mature, which could be supported by improved immigration policies.

PROPENSITY TO RENT BY AGE COHORT



4Q21 TTM (lt. axis)
Increase Since Peak H.O. Rate (bps, rt. axis)
70%
60%
50%
40%
30%
20%
10%
1,000
800
600
400
200
0
61.8%
38.5%
30.3%
25.0%
20.5%
491
777
747
670
165
Age: < 35
35-44
45-54
55-64
>65

Propensity to rent is significantly higher than the previous housing peak in the mid-2000s. This is apparent across all age cohorts and in many of UDR's largest markets and is a function of an overall housing shortage, high for-sale home prices, pent up demand (decoupling and new household formation), and higher wages.



Peak home-buying age ↑ to 34 from 29 in the 1970s.



Average age of marriage ↑ to 32 from 22 in the 1970s.



48% of Millennials have zero down payment savings.

Source: U.S. Census Bureau. Data as of December 31, 2021.

APARTMENT DEMOGRAPHICS AND FUNDAMENTALS

Strong trailing twelve-month ("TTM") job growth and wage growth have bolstered personal balance sheets, supported household formation, and driven demand for housing. This, in turn, has supported strong rent growth for residential housing. **Affordability (both relative and absolute) and lack of availability remain barriers to single-family ownership across many U.S. markets, resulting in a larger potential multifamily renter pool.** Even should residential development starts increase, third-party forecasts indicate ~5 million additional apartments should be needed by 2030 to satisfy housing demand.

RENTER CONDITIONS – RENT VS. OWN[1]



UDR Monthly Cost to Rent
Blended Cost to Own a Home
Monthly Shelter Cost
$4,500
$3,000
$1,500
$0
$2,276
$3,895

UDR MONTHLY COST TO RENT VS. TOTAL COST TO OWN[2]



% Less Expensive to Rent vs. Own (TTM)
Long-Term Average, Pre-COVID
-20%
-25%
-30%
-35%
-40%
-45%
-50%
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

- Rent-versus-own analysis[1,2] shows it is **~45% less expensive** (vs. ~35% average pre-COVID) to rent than own across UDR markets.
- This equates to a **10%-15% improvement in relative affordability** compared to pre-COVID levels.

(1) Based on Baird's "Apartment Rent vs. Own Analysis" published on December 21, 2021, which uses data from US Census Bureau, Federal Reserve Economic Data, REIS, and Zillow for the markets in which UDR operates. UDR Average Monthly Rent is as of 4Q 2021 and is defined as Total Revenue Per Occupied Home on a Same-Store basis. Blended cost to own a home is a product of current property prices (both single-family homes and condos) and mortgage rates.

(2) 2021 cost to own a home is based on Baird's "Apartment Rent vs. Own Analysis." Prior to 2021, cost to own a home is calculated using data from Moody's, National Association of Realtors, and Zillow for the markets in which UDR operates and is based on UDR's NOI by market. Monthly mortgage costs assumes a 20% down payment and a 30-year fixed rate mortgage based on historical quarterly rates from Federal Reserve Economic Data. Monthly cost to own also includes taxes and insurance expense assumed at 1/12 of 2% of the historical median home price.

Source: U.S. Census Bureau, Federal Reserve Economic Data, REIS, Zillow, Moody's National Association of Realtors, Company documents.

NOTES

FORWARD LOOKING STATEMENTS

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.

Investor Relations Contact:
Trent Trujillo
ttrujillo@udr.com
720.283.6135

UDR®
Opening doors to the future®

GRESB
REAL ESTATE
sector leader 2021

UDR Definitions and Reconciliations

March 2022



The Preserve at Gateway | St. Petersburg, FL

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds from Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO enables investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income/(loss) (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income/(loss) attributable to common stockholders to AFFO is provided on page A-11 of this presentation.

Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items as Consolidated Interest Coverage Ratio – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment, plus preferred dividends.

Management considers Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Interest Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Interest Coverage Ratio – adjusted for non-recurring items as Consolidated EBITDAre – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment.

Management considers Consolidated Interest Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Interest Coverage Ratio – adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items: The Company defines Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items as total consolidated debt net of cash and cash equivalents divided by annualized Consolidated EBITDAre – adjusted for non-recurring items. Consolidated EBITDAre – adjusted for non-recurring items is defined as EBITDAre excluding the impact of income/(loss) from unconsolidated entities, adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures and other non-recurring items including, but not limited to casualty-related charges/(recoveries), net of wholly owned communities.

Management considers Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income/(loss) and Consolidated EBITDAre – adjusted for non-recurring items is provided on page A-10 of this presentation.

Source: Company documents, Nareit and Green Street.

Controllable Expenses: The Company refers to property operating and maintenance expenses as Controllable Expenses.

Controllable Operating Margin: The Company defines Controllable Operating Margin as (i) rental income less Controllable Expenses (ii) divided by rental income.

Management considers Controllable Operating Margin a useful metric as it provides investors with an indicator of the Company's ability to limit the growth of expenses that are within the control of the Company.

Cost of Capital: The cost to a company, such as a REIT, of raising capital in the form of equity (common or preferred stock) or debt. The cost of equity capital generally is considered to include both the dividend yield as well as the expected equity growth either by higher dividends or appreciation in stock price. The cost of debt capital generally is the after-tax interest expense on the debt incurred.

Debt-to-Asset Value: The amount of debt in relation to gross assets.

Debt-to-Enterprise Value: The amount of debt in relation to Enterprise Value.

Management considers Debt-to-Enterprise Value a useful metric for investors as it is a widely recognized measure for evaluating leverage of a public company and presenting Debt-to-Enterprise Value enables investors to assess our leverage in comparison to other REITs.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Dividend Payout Ratio: Measures the percentage of a REIT's common dividend that is covered by recurring cash flow.

Dividend Yield: A valuation metric typically used to compare dividend return potential. Dividend yield is the expected annual dividend per share as a percentage of the current share price.

DownREIT: A DownREIT is structured much like an UPREIT, but the REIT also owns and operates properties other than its interest in a controlled partnership that owns and operates a separate group of properties.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre): The Company defines EBITDAre as net income/(loss) (computed in accordance GAAP), plus interest expense, including costs associated with debt extinguishment, plus real estate depreciation and amortization, plus other depreciation and amortization, plus (minus) income tax provision/(benefit), net, (minus) plus net gain/(loss) on the sale of depreciable real estate owned, plus impairment write-downs of depreciable real estate, plus the adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre was approved by the Board of Governors of Nareit in September 2017.

Management considers EBITDAre a useful metric for investors as it provides an additional indicator of the Company's ability to incur and service debt and enables investors to assess our performance against that of its peer REITs. EBITDAre should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation between net income/(loss) and EBITDAre is provided on page A-10 of this presentation.

Source: Company documents, Nareit and Green Street.

Effective Blended Lease Rate Growth: The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth. Management considers Effective Blended Lease Rate Growth a useful metric for investors as it assesses combined proportional market-level, new and in-place demand trends.

Effective New Lease Rate Growth: The Company defines Effective New Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on new leases commenced during the current quarter.

Management considers Effective New Lease Rate Growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines Effective Renewal Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on renewed leases commenced during the current quarter.

Management considers Effective Renewal Lease Rate Growth a useful metric for investors as it assesses market-level, in-place demand trends.

Enterprise Value: The summation of Equity Market Cap, short-term debt, and long-term debt, net of balances for cash and cash equivalents, on a given date.

Management considers Enterprise Value a useful metric for investors as it is a widely recognized measure for calculating the public value of assets.

Equity Market Cap: The market value of all outstanding common stock and equivalents of a company based on the trading price of the common stock on a given date.

Equity REIT: A REIT which owns, or has an "equity interest" in, income-producing real estate (rather than making loans secured by real estate collateral).

Estimated Quarter of Completion: The Company defines Estimated Quarter of Completion of a development or redevelopment project as the date on which construction is expected to be completed, but it does not represent the date of stabilization.

Funds from Operations as Adjusted ("FFO as Adjusted") attributable to common stockholders and unitholders: The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs and legal and other costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on page A-11 of this presentation.

Source: Company documents, Nareit and Green Street.

DEFINITIONS AND RECONCILIATIONS

Funds From Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company's share of unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018. In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income/(loss) attributable to common stockholders to FFO is provided on page A-11 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Internal Rate of Return ("IRR"): The discount rate that sets estimated discounted cash flows equal to the initial investment.

Joint Venture Reconciliation at UDR's weighted average ownership interest:

In thousands	4Q 2021	YTD 2021
Income/(loss) from unconsolidated entities	$ 36,523	$ 65,646
Management fee	553	2,016
Financing fee	-	287
Interest expense	3,745	15,644
Debt extinguishment and other associated costs	-	1,395
Depreciation	7,903	31,967
General and administrative	35	228
Developer Capital Program (excludes Alameda Point Block 11, Brio and Infield Phase II)	(5,936)	(29,176)
Other (income)/expense	8	342
Realized (gain)/loss on real estate technology investments, net of tax	(1,435)	(1,980)
Unrealized (gain)/loss on real estate technology investments, net of tax	(32,277)	(49,916)
NOI related to sold properties	-	26
(Gain)/loss on sales	-	(2,460)
Total Joint Venture NOI at UDR's Ownership Interest	$ 9,119	$ 34,019

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating partnership units. Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Source: Company documents, Nareit and Green Street.

DEFINITIONS AND RECONCILIATIONS

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense, which is calculated as 3.0% of property revenue, and land rent. Property management expense covers costs directly related to consolidated property operations, inclusive of corporate management, regional supervision, accounting and other costs.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income/(loss) attributable to UDR, Inc. to NOI is provided below.

In thousands	4Q 2021	3Q 2021	2Q 2021	1Q 2021	4Q 2020
Net income/(loss) attributable to UDR, Inc.	$ 117,461	$ 17,731	$ 11,720	$ 3,104	$ 26,532
Property management	10,411	9,861	9,273	8,995	8,659
Other operating expenses	8,604	4,237	4,373	4,435	6,153
Real estate depreciation and amortization	163,755	152,636	146,169	144,088	146,135
Interest expense	36,418	36,289	35,404	78,156	62,524
Casualty-related charges/(recoveries), net	(934)	1,568	(2,463)	5,577	778
General and administrative	13,868	15,810	15,127	12,736	11,978
Tax provision/(benefit), net	156	529	135	619	668
(Income)/loss from unconsolidated entities	(36,523)	(14,450)	(9,751)	(4,922)	(4,516)
Interest income and other (income)/expense, net	(2,254)	(8,238)	(2,536)	(2,057)	1,030
Joint venture management and other fees	(1,184)	(1,071)	(2,232)	(1,615)	(1,208)
Other depreciation and amortization	4,713	3,269	2,602	2,601	2,074
(Gain)/loss on sale of real estate owned	(85,223)	-	-	(50,829)	(57,974)
Net income/(loss) attributable to noncontrolling interests	8,683	1,309	815	170	2,019
Total consolidated NOI	$ 237,951	$ 219,480	$ 208,636	$ 201,058	$ 204,852

Nominal Cap Rate: Nominal cap rates represent the expected unleveraged first year yield a property buyer expects to realize on its investment.

NOI Enhancing Capital Expenditures ("Cap Ex"): The Company defines NOI Enhancing Capital Expenditures as expenditures that result in increased income generation or decreased expense growth over time.

Management considers NOI Enhancing Capital Expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues or to decrease expenses.

Non-Mature Communities: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in same-store communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Other Markets: The Company defines Other Markets as the accumulation of individual markets where it operates less than 1,000 Same-Store homes. Management considers Other Markets a useful metric as the operating results for the individual markets are not representative of the fundamentals for those markets as a whole.

Source: Company documents, Nareit and Green Street.

DEFINITIONS AND RECONCILIATIONS

Physical Occupancy: The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

Proposition 13: In California, an amendment enacted in 1978 that limits the tax rate on real estate. The proposition decreased property taxes by assessing property values at their 1975 value and restricted annual increases of assessed value to an inflation factor, not to exceed 2% per year. It also prohibited reassessment of a new base year except for: (a) a change in ownership, or (b) completion of new construction.

QTD Same-Store Communities: The Company defines QTD Same-Store Communities as those communities Stabilized for five full consecutive quarters. These communities were owned and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Real Estate Investment Trust Act of 1960: The federal law that authorized REITs. Its purpose was to allow small investors to pool their investments in real estate in order to get the same benefits as might be obtained by direct ownership, while also diversifying their risks and obtaining professional management.

Real Estate Investment Trust ("REIT"): A REIT is a company dedicated to owning and, in most cases, operating income-producing real estate, such as apartments, shopping centers, offices and warehouses. Some REITs also are engaged in financing real estate.

Recurring Capital Expenditures: The Company defines Recurring Capital Expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Same-Store Revenue with Concessions on a Cash Basis: Same-Store Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental income on a straight-line basis which allows investors to evaluate the impact of both current and historical concessions and to more readily enable comparisons to revenue as reported by its peer REITs. In addition, Same-Store Revenue with Concessions on a Cash Basis allows an investor to understand the historical trends in cash concessions. A reconciliation between Same-Store Revenue with Concessions on a Cash Basis to Same-Store Revenue on a straight-line basis (inclusive of the impact to Same-Store NOI) is provided below:

	4Q 21	4Q 20	4Q 21	3Q 21	YTD 21	YTD 20
Revenue (Cash basis)	$ 303,327	$ 278,321	$ 303,327	$ 294,422	$ 1,147,259	$ 1,130,760
Concessions granted/(amortized), net	(4,516)	4,207	(4,516)	(2,302)	(9,396)	11,995
Revenue (Straight-line basis)	$ 298,811	$ 282,528	$ 298,811	$ 292,120	$ 1,137,863	$ 1,142,755
% change - Same-Store Revenue with Concessions on a Cash basis:	9.0%		3.0%		1.5%	
% change - Same-Store Revenue with Concessions on a Straight-line basis:	5.8%		2.3%		-0.4%	
% change - Same-Store NOI with Concessions on a Cash basis:	11.4%		5.7%		0.5%	
% change - Same-Store NOI with Concessions on a Straight-line basis:	6.6%		4.7%		-2.2%	

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Source: Company documents, Nareit and Green Street.

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that have reached Stabilization but are not yet in the same-store portfolio.

Total Return: A stock's dividend income plus capital appreciation, before taxes and commissions.

Total Revenue per Occupied Home: The Company defines Total Revenue per Occupied Home as rental and other revenues with concessions reported on a Cash Basis, divided by the product of occupancy and the number of apartment homes. A reconciliation between Same-Store Revenue with Concessions on a Cash Basis to Same-Store Revenue on a straight-line basis is provided on page A-7 of this presentation.

Management considers Total Revenue per Occupied Home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS: The Company's taxable REIT subsidiary ("TRS") focuses on making investments and providing services that are otherwise not allowed to be made or provided by a REIT.

UPREIT: In the typical umbrella partnership REIT (UPREIT), the partners of the existing partnerships and a REIT become partners in a new partnership termed the operating partnership. For their respective interests in the operating partnership (OP units), the partners contribute the properties from the existing partnership and the REIT contributes the cash proceeds from its public offering. The REIT typically is the general partner and the majority owner of the operating partnership.

After a period of time (often one year), the partners may enjoy the same liquidity of the REIT shareholders by tendering their OP units for redemption for either cash or REIT shares (at the option of the REIT or operating partnership). This redemption may result in the partners incurring the tax deferred at the UPREIT's formation.

YTD Same-Store Communities: The Company defines YTD Same-Store Communities as those communities Stabilized for two full consecutive calendar years. These communities were owned and had stabilized operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Source: Company documents, Nareit and Green Street.

2022 Guidance: All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP Net income/(loss) per share for first quarter of 2022 and full-year 2022 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	1Q 2022		Full-Year 2022	
	Low	High	Low	High
Forecasted net income per diluted share	$ 0.02	$ 0.04	$ 0.22	$ 0.30
Conversion from GAAP share count	(0.01)	(0.01)	(0.02)	(0.02)
Net gain on the sale of depreciable real estate owned	-	-	-	-
Depreciation	0.52	0.52	2.00	2.00
Noncontrolling interests	-	-	0.01	0.01
Preferred dividends	-	-	0.01	0.01
Forecasted FFO per diluted share and unit	**$ 0.53**	**$ 0.55**	**$ 2.22**	**$ 2.30**
Legal and other costs	-	-	-	-
Debt extinguishment and other associated costs	-	-	-	-
Casualty-related charges/(recoveries)	-	-	-	-
Realized/unrealized gain on real estate technology investments, net of tax	-	-	-	-
Forecasted FFO as Adjusted per diluted share and unit	**$ 0.53**	**$ 0.55**	**$ 2.22**	**$ 2.30**
Recurring capital expenditures	(0.03)	(0.03)	(0.20)	(0.20)
Forecasted AFFO per diluted share and unit	**$ 0.50**	**$ 0.52**	**$ 2.02**	**$ 2.10**

Source: Company documents.

DEFINITIONS AND RECONCILIATIONS

Coverage Ratios		Quarter Ended December 31, 2021
Net income/(loss)	$	126,144
Adjustments:		
Interest expense, including debt extinguishment and other associated costs		36,418
Real estate depreciation and amortization		163,755
Other depreciation and amortization		4,713
Tax provision/(benefit), net		156
Net (gain)/loss on the sale of depreciable real estate owned		(85,223)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		11,648
EBITDAre	$	257,611
Casualty-related charges/(recoveries), net		(934)
Legal and other costs		4,020
Severance costs		1,439
Unrealized (gain)/loss on real estate technology investments, net of tax		(1,506)
(Income)/loss from unconsolidated entities		(36,523)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		(11,648)
Management fee expense on unconsolidated joint ventures		(553)
Consolidated EBITDAre - adjusted for non-recurring items	$	211,906
Annualized consolidated EBITDAre - adjusted for non-recurring items	$	847,624
Interest expense, including debt extinguishment and other associated costs		36,418
Capitalized interest expense		2,922
Total interest	$	39,340
Preferred dividends	$	1,058
Total debt	$	5,412,787
Cash		(967)
Net debt	$	5,411,820
Consolidated Interest Coverage Ratio - adjusted for non-recurring items		**5.4x**
Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items		**5.2x**
Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items		**6.4x**

Source: Company documents.

DEFINITIONS AND RECONCILIATIONS

In thousands, except per share and unit amounts	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Twelve Months Ended December 31, 2021	Twelve Months Ended December 31, 2020
Net income/(loss) attributable to common stockholders	$ 116,403	$ 25,481	$ 145,787	$ 60,036
Real estate depreciation and amortization	163,755	146,135	606,648	608,616
Noncontrolling interests	8,683	2,019	10,977	4,704
Real estate depreciation and amortization on unconsolidated joint ventures	7,903	8,724	31,967	35,023
Net gain on the sale of unconsolidated depreciable property	-	-	(2,460)	-
Net gain on the sale of depreciable real estate owned, net of tax	(85,223)	(57,549)	(136,001)	(118,852)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$ 211,521	$ 124,810	$ 656,918	$ 589,527
Distributions to preferred stockholders - Series E (Convertible) [(1)]	1,058	1,051	4,229	4,230
FFO attributable to common stockholders and unitholders, diluted	$ 212,579	$ 125,861	$ 661,147	$ 593,757
FFO per weighted average common share and unit, basic	$ 0.64	$ 0.39	$ 2.04	$ 1.86
FFO per weighted average common share and unit, diluted	$ 0.63	$ 0.39	$ 2.02	$ 1.85
Weighted average number of common shares and OP/DownREIT Units outstanding, basic	332,396	316,605	322,744	316,855
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding, diluted	338,028	320,027	327,039	320,187
Impact of adjustments to FFO:				
Debt extinguishment and other associated costs	$ -	$ 24,650	$ 42,336	$ 49,190
Debt extinguishment and other associated costs on unconsolidated joint ventures	-	-	1,682	-
Legal and other	4,020	5,059	5,319	8,973
Realized (gain)/loss on real estate technology investments, net of tax	(1,435)	545	(1,980)	1,005
Unrealized (gain)/loss on real estate technology investments, net of tax	(33,784)	(980)	(55,947)	(4,587)
Severance costs	1,439	52	2,280	1,948
Casualty-related charges/(recoveries), net	(934)	823	3,960	2,545
Casualty-related charges/(recoveries) on unconsolidated joint ventures, net	(50)	-	-	31
	$ (30,744)	$ 30,149	$ (2,350)	$ 59,105
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$ 181,835	$ 156,010	$ 658,797	$ 652,862
FFO as Adjusted per weighted average common share and unit, diluted	$ 0.54	$ 0.49	$ 2.01	$ 2.04
Recurring capital expenditures	(21,393)	(17,814)	(63,820)	(56,924)
AFFO attributable to common stockholders and unitholders, diluted	$ 160,442	$ 138,196	$ 594,977	$ 595,938
AFFO per weighted average common share and unit, diluted	$ 0.47	$ 0.43	$ 1.82	$ 1.86

See pages A-1 through A-11 for definitions and other terms.

(1) Series E cumulative convertible preferred shares are dilutive for purposes of calculating FFO per share for the three and twelve months ended December 31, 2021 and December 31, 2020. Consequently, distributions to Series E preferred stockholders are added to FFO and the weighted average number of Series E cumulative convertible preferred shares are included in the denominator when calculating FFO per common share and unit, diluted.

Source: Company documents.

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News, Events & Presentations heading.

UDR®